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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2007

                              NEWPORT BANCORP, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

       Maryland                         0-51856                 20-4465271
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(State or other jurisdiction of      (Commission              (IRS Employer
incorporation or organization)        File Number)          Identification No.)


100 Bellevue Avenue, Newport, Rhode Island                            02840
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(Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (401) 847-5500
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
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            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN
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            OFFICERS
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     On March 31, 2007, Newport Federal Savings Bank (the "Bank"), the wholly owned subsidiary of Newport Bancorp, Inc. (the "Company"), entered into new Supplemental Executive Retirement Agreements ("SERAs") with Kevin M. McCarthy, President and Chief Executive Officer, Nino Moscardi, Executive Vice President and Chief Operating Officer, Bruce Walsh, Senior Vice President and Chief Financial Officer, Ray D. Gilmore, II, Executive Vice President and Chief
Lending Officer, and Carol R. Silven, Senior Vice President and Retail Banking Officer. The SERAs with Mr. McCarthy, Mr. Walsh, Mr. Gilmore and Ms. Silven replaced their prior SERAs dated June 30, 2003. The SERAs are unfunded and are not qualified for tax purposes. The agreements provide for a fixed annual benefit payable monthly over a fifteen-year period following the executive's retirement at or after age 65. The annual supplemental retirement benefits are $20,000 for Ms. Silven, $25,000 for Messrs. Gilmore, Moscardi and Walsh, and $50,000 for Mr. McCarthy. If an executive retires after attaining age 60 (55 in the case of Mr. Walsh), but prior to age 65, and has completed 10 years of service, his or her annual supplemental retirement benefit will be reduced by a specific percentage (as specified in the SERAs) based on the executive's age.
All benefits are forfeited under the SERAs if an executive is terminated for cause. The SERAs also provide for retirement benefits upon an executive's death, disability or termination of employment following a change in control.

     On March 31, 2007, the Bank entered into an Executive Split Dollar Life Insurance Agreement with Mr. Moscardi that is substantially identical to the Executive Split Dollar Life Insurance Agreements that the Bank maintains with other executive officers including Messrs. McCarthy and Walsh. On March 31, 2007, the Bank also increased the benefits to Messrs. McCarthy and Walsh under their Executive Split Dollar Life Insurance Agreements to the amounts described below. Under the terms of the agreements (the "Agreements") with Messrs. McCarthy, Moscardi and Walsh, the Bank is the owner of the life insurance policies under which each executive is insured. The Bank and the executives each pay a portion of the annual premiums due on the life insurance policies. Upon the death of an executive while he is actively employed, his designated beneficiary would be entitled to an amount as follows: (i) in the case of Mr. McCarthy, $100,000 plus the cash asset value of his life insurance policy, (ii) in the case of Mr. Walsh, $60,000 plus the cash asset value of his life insurance policy, and (iii) in the case of Mr. Moscardi, the cash asset value of his life insurance policy. If an executive dies after retiring or being terminated for reasons other than cause and the executive had at least ten years of employment with the Bank, his beneficiaries will receive a benefit equal to the lesser of $300,000, $100,000 and $150,000 for the beneficiaries of Messrs. McCarthy, Walsh and Moscardi, respectively, or the total insurance proceeds less the cash asset value of the policy for each executive. The remainder of the death benefit under the Agreements is payable to the Bank. If an executive terminates employment without having at least ten years of service with the Bank his beneficiary will receive no benefits under the Agreements.

     Copies of the SERAs and the Agreements will be filed as exhibits to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEWPORT BANCORP, INC.
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                                      (Registrant)



Date: April 5, 2007                   By: /s/ Bruce A. Walsh
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                                          Bruce A. Walsh
                                          Senior Vice President and Chief
                                            Financial Officer